UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 22, 2014

Date of Report (Date of earliest event reported)

iHookup Social, Inc.

f/k/a Titan Iron Ore Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note with LG Capital, LLC

As of May 21, 2014 and with a closing date of May 22, 2014, iHookup Social, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “LG SPA”) with LG Capital Funding, LLC (“LG”), pursuant to which the Company issued two Convertible Notes (together, the “Notes”) in the amount of $75,000 each, at a rate of 8% per annum. Amounts funded are convertible into shares of the common stock of the Company, $0.0001 par value per share (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Notes. The first of the two Convertible Notes (the “LG Note”) was paid by the Buyer on May 22, 2014. The second Convertible Note (the “LG Back-End Note”) shall initially be paid for by an offsetting $75,000 promissory note issued to the Company by the Buyer (“Buyer Note”), provided that prior to the conversion of the LG Back-End Note, the Buyer must have paid off the Buyer Note in cash. Payment to the Company under the Buyer Note must be no later than January 21, 2015. The Buyer Note will be initially secured by the pledge of the LG Back-End Note.

The term of the LG Note and the LG Back-End Note is one year, upon which the outstanding principal and interest is payable. The amount funded plus accrued interest under the LG Note and LG Back-End Note is convertible into Common Stock at any time after the requisite Rule 144 holding period (subject to the condition above for the LG Back-End Note), at a conversion price equal to 50% of the lowest closing bid price in the 15 trading days previous to the conversion. In the event the Company redeems the LG Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by 150% if prepaid prior to the 180th day after its issuance. There shall be no redemption after the 180th day. The LG Back-End Note may not be prepaid, except that if the LG Back-End Note is redeemed by the Company within six months of its issuance, all obligations of the Company and LG under the LG Back-End Note and the Buyer Note will be deemed satisfied and such notes shall automatically be deemed cancelled and of no further force or effect. In the event of default, the amount of principal and accrued interest will bear default interest at a rate of 16% per annum, or the highest rate of interest permitted by law, and the Notes shall become immediately due and payable. In connection with the LG Note, the Company paid $3,750 in legal fees and expenses, and $7,500 in commission to a third party broker. Upon the cash payment of the Buyer Note, the Company will pay an additional $3,750 in legal fees and expenses and $7,500 in commission to a third party broker for the LG Back-End Note.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iHookup Social, Inc.

Date: May 29, 2014

By:

/s/ Robert Rositano

Robert Rositano

CEO